Exhibit 21

ALMOST FAMILY, INC. AND SUBSIDIARIES

LIST OF SUBSIDIARIES AS OF MARCH 7, 2008

Subsidiaries of Almost Family, Inc.
Adult Day Care of America, Inc.	National Health Industries, Inc.
Adult Day Care of Maryland, Inc.	Adult Day Care of Louisville, Inc.
Almost Family, Inc.

Subsidiaries of National Health Industries, Inc.

Almost Family PC of Ft. Lauderdale, LLC	Caretenders Visiting Services of St. Augustine, LLC
Almost Family PC of Kentucky, LLC	Caretenders Visiting Services of St. Louis, LLC
Almost Family PC of SW Florida, LLC	Caretenders Visiting Services of Boston, LLC
Almost Family PC of West Palm, LLC	Caretenders Visiting Services of Central KY, LLC
Caretenders Mobile Medical Services, LLC	Caretenders Visiting Services of Louisville, LLC
Caretenders of Birmingham, Inc.	Caretenders Visiting Services of Northern KY, LLC
Caretenders of Cleveland, Inc.	Caretenders Visiting Services of Western KY, LLC
Caretenders of Columbus, Inc.	Mederi Caretenders VS of Broward, LLC
Caretenders of Jacksonvillle, LLC	Mederi Caretenders VS of SE FL, LLC
Caretenders Visiting Service Employment, Inc.	Mederi Caretenders VS of SW FL, LLC
Caretenders Visiting Services of Cook County, LLC	Mederi Caretenders VS of Tampa, LLC
Caretenders Visiting Services of District 6, LLC	Princeton Home Health
Caretenders Visiting Services of District 7, LLC	Almost Family PC of Alabama, LLC
Caretenders Visiting Services of Gainesville, LLC	Almost Family PC of Columbus, LLC
Caretenders Visiting Services of Hernando County, LLC	Almost Family PC of Connecticut, LLC
Caretenders Visiting Services of Kentuckiana, LLC	Caretenders VS of Cleveland, LLC
Caretenders Visiting Services of Ocala, LLC	Caretenders of Cincinnati, Inc.
Caretenders Visiting Services of Orlando, LLC	Caretenders of Marshall County, Inc.
Caretenders Visiting Services of Pinellas County, LLC	Caretenders of New Jersey, Inc.
Caretenders Visiting Services of Southern Illinois, LLC	Caretenders of Southwest Florida, Inc.
Caretenders of West Palm Beach, Inc.

Caretenders of Birmingham, Inc.
Princeton Home Health LLC